                                                                   EXHIBIT 10.1

                                AMENDMENT and WAIVER dated as of  March 30, 2001
                           (this "Amendment"), to the Credit Agreement dated as of January 7, 2000 as heretofore amended (the "Credit Agreement") among iXL ENTERPRISES, INC., a Delaware corporation (the "Borrower"), the lenders party thereto (the "Lenders"), and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").

                  A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower.

                  B. The Borrower has requested that the Required Lenders and the Administrative Agent agree to amend certain provisions of the Credit Agreement, as hereinafter provided.

                  C. The undersigned Lenders and the Administrative Agent are willing to amend the Credit Agreement, in each case pursuant to the terms and subject to the conditions set forth herein.

                  D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

                  Accordingly, the parties hereto agree as follows:

                  SECTION 1. Amendments Relating to UK Accounts. Section 1.01 of the Credit Agreement is hereby amended by:

                  (i) adding the following defined terms in the correct alphabetical order:

                  "'iXL-UK' means iXL UK Limited, a corporation organized under the laws of England and a wholly owned subsidiary of the Borrower."

                  "'UK Account' means an Account owed by the United Kingdom offices of an Account Debtor organized under the laws of the United Kingdom to an Accounts Receivable Subsidiary."

                  (ii) revising the definition of "Accounts Receivable Subsidiary" by adding, immediately after the words "District of Columbia", the words: "or, in the case of iXL-UK, under the laws of England".

                  (iii) revising the definition of "Eligible Billed Accounts Receivable" by (i) inserting in paragraph (g) thereof, immediately prior to the existing language, the words "except in the case of a UK Account," and (ii) revising paragraph

         (j) thereof by inserting immediately after the word "local" the words "or foreign"; and

                  (iv) revising the definition of "Security Agreement" to read in its entirety as follows:

                  "'Security Agreement' means, collectively, (i) the Security Agreement substantially in the form of Exhibit F, among the Loan Parties (other than iXL-UK) and the Collateral Agent for the benefit of the Secured Parties and (ii) a Security Agreement in form and substance satisfactory to the Collateral Agent between iXL-UK and the Collateral Agent for the benefit of the Secured Parties pursuant to which the Collateral Agent is granted a Lien on each UK Account of iXL-UK."

                  SECTION 2. Amendments Relating to Portfolio Investment Borrowing Base Availability. (a) Section 1.01 of the Credit Agreement is hereby amended by:

                  (i) adding the following defined term in the correct alphabetical order:

                  "'Portfolio Investment Availability' means, on any date with respect to any share of a Portfolio Investment owned on such date by iXL Ventures Holdings or iXL Ventures, LP free and clear of all Liens (other than those consisting of stockholder agreements and call rights in effect on March 31, 2001), the amount set forth below opposite the description of such Portfolio Investment (which amount will be adjusted to reflect any stock splits, stock dividends, reverse stock splits, combinations, mergers, business combinations or similar events in a manner deemed appropriate by the Administrative Agent in its sole discretion):

                                                        Per Share
             Portfolio Investment                     Availability
             --------------------                     ------------
             AppGenesys, Inc.                           $ 0.10
             CyberStarts, Inc.                            0.10
             Digital Planet, Inc.                         0.10
             ProAct Technologies Corp.                    0.20
             Sekani, Inc.                                 0.10

                  Notwithstanding the foregoing, (a) the Portfolio Investment Availability with respect to any share of a Portfolio Investment (i) shall not exceed 10% of the current market price per share, in the case of any class of Portfolio Investment that is publicly traded, or of the equivalent conversion value of any Portfolio Investment that is convertible into a class of security that is publicly traded, (ii) shall be zero in the case of any Portfolio Investment issued by an issuer that is subject (or any material portion of the assets of which are subject) to any bankruptcy, insolvency, reorganization, or similar proceeding or that is in default under any indenture or agreement relating to Indebtedness for borrowed money and (iii) shall (subject to the foregoing clauses) be recalculated to equal 10% of the equity value of a share of the relevant security based on the price established in any cash sale of equity securities by the relevant issuer to unaffiliated third parties in a private equity capital transaction consummated after March 31, 2001, (b) for purposes of inclusion in the Borrowing Base, the aggregate Portfolio Investment Availability attributable to any single Portfolio Investment shall not exceed and shall be limited to an amount equal to 25% of the aggregate amount of Portfolio Investment Availability attributable to all Portfolio Investments and (c) the aggregate Portfolio Investment Availability for all Portfolio Investments shall be deemed to be zero whenever Portfolio Investments of fewer than four separate issuers are owned by iXL Ventures Holdings or iXL Ventures, LP, and (d) under no circumstances will Portfolio Investment Availability exceed $8,500,000. The Portfolio Investment Availability with respect to any Portfolio Investment will be determined by the Administrative Agent and notified to the Borrower at such times as the Borrowing Base is computed hereunder, and such determination shall be conclusive for all purposes hereof and shall be reflected in any Borrowing Base Certificate delivered to the Administrative Agent hereunder. The Borrower will notify the Administrative Agent in reasonable detail (i) promptly of any merger, business combination, stock split, stock dividend, private equity sale or similar event affecting any Portfolio Investment, (ii) promptly of any proposed sale or disposition of any Portfolio Investment and (iii) not later than the date thereof, of any such sale or disposition that has been consummated and of the Net Proceeds thereof, and the Borrower's obligations under this sentence shall be deemed a covenant under Section 5.02 for purposes of this Agreement."

                  (ii) revising the first sentence of the definition of "Borrowing Base" to read in its entirety as follows: "Borrowing Base" means an amount equal to the sum of (a) the Billed Receivable Availability plus (b) the excess, if any, of (i) the aggregate Portfolio Investment Availability over (ii) the aggregate amount of obligations (including accrued and unpaid interest obligations) of iXL Ventures, LP and iXL Ventures Holdings in respect of Indebtedness or Guarantees (including under the iXL Ventures Guarantee), other than obligations under the Loan Documents.

                  (b) Section 2.07 of the Credit Agreement is amended by deleting the period (".") now appearing at the end of clause (c) thereof and inserting the following language at the end of clause (c):

                  ", provided that any such reduction in Revolving Commitments attributable to Net Proceeds received as a result of any Prepayment Event due to a sale or disposition of a Portfolio Investment or receipt of any return of capital, liquidating distribution, or similar payment in respect of a Portfolio Investment (a "Portfolio Investment Prepayment Event") shall be in an amount equal to the greater of 50% of such Net Proceeds or the amount of Portfolio Investment Availability attributable to such Portfolio Investment; provided, further, however that (i) if any Portfolio Investment Prepayment Event results in fewer than four Portfolio Investments being held by iXL Ventures, LP, the Revolving Commitments shall automatically be reduced at the time thereof by an amount equal to the full amount of remaining Portfolio Investment Availability immediately prior to such event, (ii) the aggregate amount of reductions in Revolving Commitments attributable to Portfolio Investment Prepayment Events shall not exceed $8,500,000 and (iii) notwithstanding the foregoing, any reduction in the Revolving Commitments as a result of a Portfolio Investment Prepayment Event will be limited to the extent necessary so that, after giving effect thereto, the Revolving Commitments are not less than $20,000,000 (or such lesser amount in effect immediately prior to such Portfolio Investment Prepayment Event)."

                  (c) Section 5.01 of the Credit Agreement is amended by revising paragraph (f) thereof to read in its entirety as follows:

                  "(f) (i) within 20 days after the end of each calendar month ended after the Effective Date (and, if requested by the Administrative Agent at any other time when the Administrative Agent reasonably believes that the then-existing Borrowing Base is materially inaccurate, as soon as reasonably available but no later than 10 days after the request) and (ii) on the date of any sale or disposition of any Portfolio Investment or receipt of any return of capital, liquidating distribution, or similar payment in respect to a Portfolio Investment, a completed Borrowing Base Certificate in the form of Exhibit G calculating and certifying the Borrowing Base in the case of
         (i) above, as of the last day of such calendar month (or as of such other requested date, as the case may be), or, in the case of (ii) above, as of the date of such sale or disposition of such Portfolio Investment or receipt of such return of capital, liquidating distribution, or similar payment in respect to such Portfolio Investment, in the case of both (i) and (ii), with supporting documentation (including, without limitation, the documentation described in Schedule 1 to the Borrowing Base Certificate), and in each case signed on behalf of the Borrower by a Financial Officer thereof and certified as being complete and correct in all material respects;"

                  (d) Exhibit G to the Credit Agreement is hereby replaced with Exhibit G attached hereto.

                  SECTION 3. Other Amendments. (a) Section 1.01 of the Credit Agreement is hereby amended by:

                  (i) adding the following definitions in correct alphabetical order:

                  "'iXL Ventures Holdings' means iXL Ventures Holdings, Inc., a Delaware corporation."

                  "'iXL Ventures, LP' means iXL Ventures, LP, a Delaware limited partnership."

                  "'iXL Ventures, LP Guarantee' means the guarantee by iXL Ventures, LP in favor of ProAct Technologies Corp. dated December 19, 2000 entered into in connection with a note purchase agreement dated December 19, 2000."

                  "'iXL Ventures PHC' means iXL Ventures PHC, Inc., a Delaware corporation."

                  "'Required Cash Collateral Amount' means (i) during the period from the Third Amendment Effective Date until September 30, 2001, an amount equal to $10,000,000 less the aggregate amount of reductions in Revolving Commitments, if any, pursuant to Section 2.07(e), (ii) during the period from September 30, 2001, until the Revolving Maturity Date, an amount equal to the greater of (x) $10,000,000 less the aggregate amount of reductions in Revolving Commitments, if any, pursuant to
         Section 2.07(e) and (y) (a) the lesser of $15,000,000 and the amount of LC Exposure as a result of Letters of Credit that have been extended beyond the Revolving Maturity Date during the period from March 31, 2001, to September 30, 2001, less (b) the aggregate amount of reductions in Revolving Commitments, if any, pursuant to Section 2.07(e), and (iii) on and at all times after the Revolving Maturity Date, an amount equal to the aggregate LC Exposure."

                  "'Portfolio Investment' means, on any date, each of the equity investments listed below that is on such date owned by iXL Ventures Holdings or iXL Ventures, LP:

                                                                                                            Number of Shares
         Subsidiary Loan                                                                                         owned on
         Party Owner                    Issuer                               Type of Investment              March 31, 2001
         ---------------                ------                               ------------------             ----------------
         iXL Ventures, LP           AppGenesys, Inc.                     Series A/B Preferred Stock             20,000,000

         iXL Ventures, LP           CyberStarts, Inc.                    Common Stock                           18,200,000

         iXL Ventures, LP           Digital Planet, Inc.                 Series B Preferred Stock               17,400,000

         iXL Ventures, LP           ProAct Technologies Corp.            Common Stock                           90,000,000

         iXL Ventures, LP           Sekani, Inc.                         Common Stock                            7,899,900"

                  "'ProAct' means ProAct Technologies Corp., a Delaware corporation."

                  "'ProAct Subsidiaries' means ProAct and its subsidiaries."

                  "'Significant Subsidiary' means each Subsidiary other than iXL Ventures Subsidiaries and a Joint Venture Subsidiary that either (i) has gross assets in an amount greater than $50,000 or (ii) as of the last day of any calendar month has gross revenues for the period of 12 months ending on such day (or any shorter period since its acquisition or formation) in excess of $0, in each case determined on a consolidated basis for such Subsidiary and its subsidiaries, if any."

                  "'Third Amendment Effective Date' means the date on which the conditions in Section 7(a) of the Third Amendment and Waiver dated as of March 30, 2001, have been satisfied."

                  "'UCC' means the Uniform Commercial Code in effect in the State of New York as of the date hereof."

                  (ii) revising the definition of "Prepayment Event" to read in its entirety as follows:

                  "'Prepayment Event' means (a) any sale, transfer or other disposition (including pursuant to a sale and lease-back transaction) of any property or asset of the Borrower or any of the Subsidiary Loan Parties, other than (i) dispositions referred to in clause (b) below or described in clauses (a), (b) and (c) of Section 6.05 and (ii) any sale, transfer or other dispositions of property or assets by the Borrower or any of the Subsidiary Loan Parties resulting in aggregate Net Proceeds not exceeding $2,500,000 during any fiscal year of the Borrower, provided that, if the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of any such event described in this clause (a) (x) setting forth the intent of the Borrower or one of the Subsidiary Loan Parties to use the Net Proceeds of such event to acquire other assets to be used in a line of business of the type conducted by the Borrower and the Subsidiary Loan Parties as of the Effective Date within 365 days of receipt of such Net Proceeds and (y) certifying that no Default has occurred and is continuing, then such event shall not constitute a Prepayment Event except to the extent the Net Proceeds therefrom are not so used at the end of such 365-day period, at which time such event shall be deemed a Prepayment Event with Net Proceeds equal to the Net Proceeds so remaining unused, (b) any dividend, distribution, liquidation or dissolution of any ProAct Subsidiary, iXL Ventures Subsidiary or any Joint Venture Subsidiary and any sale or disposition of any Portfolio Investment or receipt of any return of capital, liquidating distribution, or similar payment in respect of a Portfolio Investment,
         (c) the incurrence by the Borrower or any of the Subsidiary Loan

         Parties of (i) Permitted Subordinated Indebtedness or (ii) any other Indebtedness not permitted under Section 6.01, and (d) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or Subsidiary Loan Party, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 270 days of the receipt thereof (or within 6 months of a binding commitment entered into during such 270 day period)."

                  (iii) revising the definition of "iXL Ventures" to read in its entirety as follows:

                  "'iXL Ventures' means iXL Asset Management LLC, a Delaware limited liability company."

                  (iv) revising the definition of "iXL Ventures Subsidiaries" to read in its entirety as follows:

                  "'iXL Ventures Subsidiaries' means iXL Ventures and its subsidiaries and iXL Ventures PHC."

                  (v) revising the definition of "Subsidiary Loan Party" to read in its entirety as follows:

                  "'Subsidiary Loan Party' means any Subsidiary other than (a) the ProAct Subsidiaries, (b) the iXL Ventures Subsidiaries, (c) any Foreign Subsidiary (other than iXL-UK), (d) any Joint Venture Subsidiary and (e) Subsidiaries which are not required to become parties to the Loan Documents pursuant to Section 5.11; provided, however, that, notwithstanding the provisions of Section 5.11 or 5.12, iXL Ventures LP shall not be required to pledge any Equity Interests other than its investments in ProAct and in Subsidiaries (other than iXL Ventures PHC, Inc.) pursuant to any Pledge Agreement or to enter into a Security Agreement, except as necessary to effect such required pledges ."

                  (vi) removing in their entirety the definitions of "CFN" and "CFN Subsidiaries".

                  (b) Each reference in the Credit Agreement to "CFN" and "CFN Subsidiaries" is hereby replaced with a reference to "ProAct" and "ProAct Subsidiaries", respectively.

                  (c) Section 2.04 is amended by revising paragraph (c) thereof to read in its entirety as follows:

                  "(c) Expiration Date. Each Letter of Credit shall expire at or prior to the first anniversary of the Revolving Maturity Date."

                  (d) Section 2.07 of the Credit Agreement is amended by adding a new paragraph (e) thereto to read in its entirety as follows:

                  "(e) Simultaneously with the expiration, termination, surrender or reduction in the amount of any Letter of Credit outstanding on March 31, 2001 (in each case other than to the extent attributable to a drawing thereunder), the Revolving Commitments shall automatically be reduced by an aggregate amount equal to the amount of such Letter of Credit (in the case of any such expiration, termination or surrender) or reduction, as the case may be, provided that the Revolving Commitments shall not be reduced below $20,000,000 as a result of this Section 2.07(e)."

                  (e) Section 2.08(a) of the Credit Agreement is amended by adding the following immediately after the existing text thereof:

                  "The Borrower hereby unconditionally promises to deposit in a cash collateral account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, in immediately available funds such amounts as shall be necessary to maintain the Required Cash Collateral Amount in such cash collateral account at all times on and after the Third Amendment Effective Date. Such deposits shall be held by the Administrative Agent as collateral for the payment and performance of the reimbursement obligations of the Borrower in respect of such Letters of Credit and any other obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. Prior to the Revolving Maturity Date, the Administrative Agent shall from time to time at the request of the Borrower release to the Borrower such funds deposited in such cash collateral account (not constituting interest or earnings), if any, as are in excess of the Required Cash Collateral Amount; provided that no such release will be made to the extent it would result in the Revolving Exposure that is not cash collateralized exceeding the Borrowing Base then in effect. At such time as no Letters of Credit remain outstanding, all reimbursement obligations of the Borrower in respect of Letters of Credit and all other obligations of the Borrower hereunder have been paid in full, the balance, if any, of funds remaining in such cash collateral account will be promptly returned to the Borrower. The Borrower agrees to pay, for so long as there is LC Exposure, participation fees, fronting fees and the Issuing Bank's standard fees as provided in Sections 2.10(b) and (d).

                  (f) Section 5.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "SECTION 5.11. Additional Subsidiaries. If any Significant Subsidiary is formed or acquired, or any Subsidiary becomes a Significant Subsidiary, after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) will cause such Significant Subsidiary (other than a Foreign Subsidiary or a Joint Venture Subsidiary) to become a party to the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each applicable Security Document in the manner provided therein within 10 Days after such Significant Subsidiary is formed or acquired or first becomes a Significant Subsidiary and will promptly take such actions to create and perfect Liens on such Significant Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interests or Indebtedness of any Significant Subsidiary or any Joint Venture having assets in excess of $50,000 are owned by or on behalf of any Loan Party, will cause such Equity Interests and Indebtedness (and promissory notes, if any, evidencing such Indebtedness) to be pledged pursuant to the Pledge Agreement or the Security Agreement within 10 days after such Significant Subsidiary or Joint Venture is formed or acquired or first becomes a Significant Subsidiary (provided that the foregoing shall not require the Loan Parties to pledge more than 65% of the outstanding shares of common stock of any Foreign Subsidiary)."

                  (g) Section 6.01 of the Credit Agreement is amended by deleting the "and" at the end of clause (vii) of 6.01(a), replacing the period (".") at the end of (viii) of clause 6.01(a) with "; and", and adding a new clause (ix) thereto to read as follows:

                  "(ix) The iXL Ventures, LP Guarantee and Guarantees of interest obligations and, on a nonrecourse basis, of other obligations entered into by iXL Ventures, LP in connection with a Synthetic Sale Transaction permitted by Section 6.05(e);"

                  (h) Section 6.02 of the Credit Agreement is amended by redesignating clause (vi) as clause (vii), deleting the word "and" at the end of clause (v) of such Section and adding a new clause (vi) thereto to read as follows:

                  "(vi) Liens on portfolio investments owned by iXL Ventures, LP consisting of stockholder agreements and call rights existing and as in effect on March 31, 2001;"

                  (i) Section 6.02 of the Credit Agreement is amended by replacing the period (".") at the end of clause (vii) (formerly (vi) of 6.02 which was redesignated in (h) above) with "; and", and adding a new clause
(viii) thereto to read as follows:

                  (viii) Lien on the outstanding Equity Interests held by iXL Ventures, LP in iXL Ventures PHC granted to ProAct in connection with the iXL Ventures, LP Guarantee."

                  (j) Section 6.03 of the Credit Agreement is amended by adding a new paragraph (d) to read as follows:

                  "(d) The Borrower will not permit iXL Ventures Holdings or iXL Ventures, LP (i) to engage in any business or activities other than owning portfolio Equity Interests and activities incidental thereto,
         (ii) to incur or permit to exist any Indebtedness or any Liens on any of their assets other than Permitted Encumbrances and Liens consisting of stockholder agreements and call rights existing and as in effect on March 31, 2001 relating to their portfolio equity investments and Liens permitted by Section 6.02(viii) or (iii) to transfer any Portfolio Investment to any other Subsidiary except in connection with a simultaneous Synthetic Sale Transaction permitted by Section 6.05(e)."

                  (k) Section 6.04 of the Credit Agreement is amended by redesignating paragraphs (p) and (q) as paragraphs (q) and (r), respectively and by adding a new paragraph (p) to read as follows:

                  "(q) Equity Interests owned by iXL Ventures, LP as of March 31, 2001;"

                  (l) Section 6.04 of the Credit Agreement is amended by deleting the "and" at the end of clause (q) (formerly (p) of 6.04 which was redesignated in (k) above) and replacing the period (".") at the end of clause
(r) (formerly (q) of 6.04 which was redesignated in (k) above) with "; and", and adding a new paragraph (s) to read as follows:

                  "(s) Guarantees permitted under 6.01(a)(ix);"

                  (m) Section 6.05 of the Credit Agreement is hereby amended by revising paragraph (e) thereof to read as follows:

                  "(e) sales, transfers and dispositions of Portfolio Investments to unaffiliated third parties or the issuers thereof, including pursuant to any arrangement (a "Synthetic Sale Transaction") under which an amount representing the purchase price of such Portfolio Investment is loaned in cash by such third party or issuer to a Subsidiary against the pledge by such Subsidiary of such Portfolio Investment (or the stock of a single purpose Subsidiary that is not a Loan Party formed solely to hold such Portfolio Investment), provided that, (i) except with respect to obligations to pay interest thereon, such loan shall be nonrecourse except to the pledged Portfolio Investment, (ii) the proceeds of such loan shall be received by or dividended upon receipt to the Borrower or a Subsidiary Loan Party and
         (iii) any such arrangement shall for all purposes of this Agreement be deemed to be a current sale and transfer of the relevant Portfolio Investment resulting in a Prepayment Event at the time such loan is made and the proceeds of such loan (less applicable amounts referred to in clause (b) of the definition of Net Proceeds) shall be deemed to be Net Proceeds of such Prepayment Event; provided that such sale, transfer or disposition of any such Portfolio Investments other than ProAct shall be approved by the Borrower's board of directors or by the Required Lenders; provided, further that such sale, transfer or disposition of Equity Interests of ProAct shall be subject to the prior approval of the Required Lenders which approval will be considered in a reasonably expeditious manner and will not be unreasonably withheld (and the Administrative Agent shall, in connection with any such permitted transaction, effectuate the prompt release of any lien on such portfolio equity investments and prompt delivery of any documents pledged to the Administrative Agent with respect to such portfolio equity investments)."

                  (n) Section 6.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "SECTION 6.14. Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any period set forth below to be less than the amount set forth below opposite such period:

                    Period                                               Amount
                    ------                                           ------------
         Fiscal Quarter Ending March 31, 2001                        $-21,000,000
         Fiscal Quarter Ending June 30, 2001                                    0
         Fiscal Quarter Ending September 30, 2001                       5,000,000
         Fiscal Quarter Ending December 31, 2001                        7,500,000"

                  (o) Section 6.17 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "SECTION 6.17. Minimum Liquidity. At any time the aggregate Revolving Commitments exceed $20,000,000, the Borrower will not on any date permit the sum of (a) (i) the lesser of the aggregate Revolving Commitments of the Lenders and the Borrowing Base available at such time, minus (ii) the aggregate Revolving Exposures of the Lenders on such date, and (b) cash and cash equivalents owned by the Borrower on such date to be less than $10,000,000.

                  (p) Article VI of the Credit Agreement is hereby amended by adding a new Section 6.18 as follows:

                  "SECTION 6.18. Covenant not to Certificate Accounts. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to take any action that would cause any amounts owing to the Borrower or any Loan Party by the Borrower or any other Subsidiary to be evidenced by an "instrument" within the meaning of Article 9 of the UCC. Notwithstanding the above, such actions will be permitted to be taken if the Borrower or such Subsidiary, as the case may be, provides simultaneous delivery of any such instrument to the Administrative Agent."

                  (q) Article VI of the Credit Agreement is hereby amended by adding a new Section 6.19 as follows:

                  "SECTION 6.19. Covenant not to Certificate Partnership Interests. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to take any action that would cause the partnership interests in iXL Ventures, LP to constitute a "security" within the meaning of Article 8 of the UCC. Notwithstanding the above, such actions will be permitted to be taken if the Borrower or such Subsidiary, as the case may be, provides simultaneous delivery of any such security to the Administrative Agent."

                  (r) Schedule II to the Pledge Agreement is hereby replaced with Schedule II attached hereto.

                  SECTION 4. Waiver; Suspension of Future Borrowings. Upon the effectiveness of this Section, the Required Lenders hereby waive any Event of Default resulting from (i) a failure to comply with Section
         6.14 or 6.17 of the Credit Agreement in respect of any period ending on or prior to December 31, 2000, (ii) a failure to comply with Section
         6.03 of the Credit Agreement as a result of the merger of iXL Ventures, Inc. into the Borrower and (iii) a failure to comply with Section 5.11 of the Credit Agreement prior to the date on which the conditions set forth in Section 7(a) are satisfied, but only if such conditions are satisfied on or prior to March 31, 2001. Until the date on which (i) the Borrower supplies the Administrative Agent and its counsel with all information, financing statements and other documents required in order to effect all UCC fixture filings required under the Loan Documents, and such filings have been made and
(ii) either (x) the Borrower has caused to be delivered to the Administrative Agent a fully executed custody and control agreement pledging the Borrower's depository and investment accounts with CSFB USA Inc. in accordance with the Loan Documents or (y) the Borrower has established depository and investment accounts with the Administrative Agent and transferred its cash, cash equivalents and other Permitted Investments to such accounts and pledged them in accordance with the Loan Documents, the Borrower shall not be allowed to request Borrowings or the issuance of Letters of Credit under the Credit Agreement, and any such request shall be of no effect.

                  SECTION 5. Reduction of Commitments. Upon the effectiveness of this Section, the Revolving Commitments shall be automatically and permanently reduced from $50,000,000 to $35,000,000, such reduction to be applied ratably among the Lenders in accordance with their respective Commitments (the Required Lenders hereby waiving any prior notice of such reduction under Section 2.07 of the Credit Agreement).

                  SECTION 6. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, after giving effect to this Amendment:

                  (a) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except (i) for Sections 3.04(d) and 3.11 and (ii) to the extent such representations and warranties expressly relate to an earlier date.

                  (b) No Default or Event of Default (other than as described in the first sentence of Section 4) has occurred and is continuing.

                  (c) Neither iXL Ventures Holdings, Inc. nor iXL Ventures, LP has any outstanding Indebtedness (other than the limited recourse guarantee, pursuant to the iXL Ventures, LP Guarantee as defined in Section 2 of this Amendment, by iXL Ventures, LP of not more than $20 million of indebtedness of iXL Ventures PHC, Inc. to ProAct; such guarantee is recourse only with respect to interest obligations, but not with respect to payment of principal; otherwise recourse on such guarantee is limited to a pledge of the stock of iXL Ventures PHC, Inc. as held by iXL Ventures, LP), and no assets of iXL Ventures Holdings, Inc. or iXL Ventures, LP are subject to any Lien not permitted by Section 6.02 of the Credit Agreement.

                  (d) The organizational chart attached hereto as Exhibit A is true, correct and complete as of the date hereof and (i) depicts the organizational structure and full legal names of the Borrower and all of its Subsidiaries and the respective ownership interests thereof, (ii) indicates all equity investments of the Borrower and each such Subsidiary (other than of iXL Asset Management, LLC and its Subsidiaries) and (iii) indicates any interest of the Borrower or any of its Subsidiaries in any Joint Venture Subsidiary.

                  (e) The following entities are not Significant Subsidiaries (as defined in Section 3 hereof) on the date of this Amendment: Internet Excellence, Inc., iXL International Holdings, Inc., iXL Hong Kong, iXL Italia, SRL, iXL Brasilia Ltd., iXL Japan, K.K., Redwing Consulting Ltd., Redwing International, Inc., iXL Germany GmbH and Tessera GmbH.

                  (f) The pledged partnership interests in iXL Ventures, LP constitutes a "general intangible" and not "investment property" under Article 9 of the UCC.

                  (g) The intercompany accounts which are not evidenced by a note constitute "accounts" and not "instruments" under Article 9 of the UCC.

                  SECTION 7. Conditions to Effectiveness. (a) This Amendment, other than the provisions of Sections 1 and 2 hereof, shall become effective, as of March 30, 2001, only upon satisfaction of the following conditions on or prior to April 2, 2001:

                  (i) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders;

                  (ii) the Borrower shall have received from a group of investors reasonably satisfactory to the Administrative Agent a cash equity contribution of at least $15,000,000 in exchange for the issuance of shares of common stock of the Borrower, and the Borrower shall have deposited the Required Cash Collateral Amount (as defined in Section 3 hereof) in the cash collateral account referred to in Section 2.08(a), as amended hereby, and the Administrative Agent shall, in each case, have been provided with evidence thereof satisfactory to it;

                  (iii) the Borrower shall have paid to the Administrative Agent, for the account of each Lender that has executed and delivered this Amendment prior to 12 noon, New York time, on April 2, 2001, a nonrefundable amendment fee, payable in immediately available funds, equal to .75% of such Lender's Revolving Commitment, as reduced pursuant to Section 5 hereof;

                  (iv) the Borrower shall have paid all amounts payable to the Administrative Agent, the Collateral Agent and their counsel pursuant to Section 9.03(a) of the Credit Agreement, to the extent such amounts have been invoiced (including, without limitation, the outstanding statements dated August 1, 2000, February 1, 2001, and March 27, 2001); and

                  (v) the Borrower shall have delivered to the Collateral Agent, in accordance with the Pledge Agreement, certificates representing 90,000,000 shares of common stock of ProAct Technologies Corp. owned by the Borrower (issued in exchange for a certificate covering a greater number of shares surrendered for exchange by the Collateral Agent to permit the transfer of certain shares of ProAct Technologies Corp.), along with duly executed, undated stock powers relating to such certificates, and the Borrower shall have complied with the provisions of Section 5.11 of the Credit Agreement, as amended hereby.

                  (b) The provisions of Section 2 of this Amendment shall become effective upon satisfaction, on or prior to April 2, 2001, of the conditions set forth in paragraph (a) of this Section and upon satisfaction of the following additional conditions:

                  (i) Each of iXL Ventures Holdings, Inc. and iXL Ventures, LP shall have executed and delivered the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Pledge Agreement (including pursuant to entering into a supplemental agreement in the form provided therein), and iXL Ventures Holdings, Inc. shall have executed and delivered the Security Agreement (including pursuant to entering into a supplemental agreement in the form provided therein), and all outstanding Equity Interests of each of iXL Ventures Holdings, Inc. and iXL Ventures, LP shall have been pledged by one or more Loan Parties to the Collateral Agent for the benefit of the Secured Parties under the Pledge Agreement and all executed originals thereof in sufficient quantities along with all executed filings necessary to perfect security interests under the Security Documents shall have been placed for delivery with an overnight courier to the Administrative Agent's counsel; and

                  (ii) the Administrative Agent shall have been provided such opinions of counsel, addressed to the Lenders, and such evidence of corporate proceedings or other actions, in each case with respect the matters referred to in clause (i) above and in form and substance acceptable to it, as the Administrative Agent may reasonably request.

                  (c) The provisions of Section 1 of this Amendment shall become effective upon satisfaction of the conditions set forth in paragraph (a) and (b) of this Section and upon satisfaction of the following additional conditions:

                  (i) iXL UK Limited shall have become a party to the Guarantee Agreement by executing and delivering a supplement in the form attached thereto or a counterpart of the Guarantee Agreement with such changes as the Administrative Agent may approve as being appropriate to reflect iXL UK Limited's legal status as an English company;

                  (ii) iXL UK Limited shall have executed and delivered a Security Agreement in form and substance satisfactory to the Collateral Agent pursuant to which the UK Accounts and the proceeds thereof (but not other assets of iXL UK Limited) are pledged to the Collateral Agent for the benefit of the Secured Parties, and all actions necessary to establish such pledge as a perfected, first priority Lien shall have been taken (including any required notification to the obligor on the UK Accounts); and

                  (iii) the Administrative Agent shall have been provided such opinions of counsel, addressed to the Lenders, and such evidence of corporate proceedings or other actions, in each case with respect the matters referred to in clause (i) and (ii) above and in form and substance acceptable to it, as the Administrative Agent may reasonably request.

                  SECTION 8. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the effectiveness of any amendments hereunder, any reference to the Credit Agreement shall mean the Credit Agreement, as modified thereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

                  SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  SECTION 10. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 12. Expenses. The Borrower agrees to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                     iXL ENTERPRISES, INC.,

                                         by   /s/ Michael J. Casey
                                             --------------------------------
                                             Name: Michael J. Casey
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                      THE CHASE MANHATTAN BANK, individually
                                      and as Administrative Agent,

                                         by   /s/ JOHN J. HUBER III
                                             --------------------------------
                                            Name: JOHN J. HUBER III
                                            Title: MANAGING DIRECTOR

                                      FIRST UNION NATIONAL BANK,

                                         by   /S/ LAURA B. SMITH
                                             --------------------------------
                                             Name: LAURA B. SMITH
                                             Title: VICE PRESIDENT

                                      FIRST HAWAIIAN BANK,

                                         by   /S/ DON YOUNG
                                             --------------------------------
                                             Name: DON YOUNG
                                             Title: SVP

                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION,

                                         by   /S/ KENNETH M. GACEVICH
                                             --------------------------------
                                             Name: KENNETH M. GACEVICH
                                             Title: DULY AUTHORIZED SIGNATORY

                                      ABN AMRO BANK N.V.,

                                         by  /S/ FRANCES O.R. LOGAN
                                             --------------------------------
                                             Name: FRANCES O.R. LOGAN
                                             Title: SVP

                                                                       Exhibit G

                              iXL Enterprises, Inc.
                 Form of Monthly Borrowing Base Certificate(*)
                               For the Month Ended

A.  Billed Receivable Availability
    (from page 2 of 3)                                         $

B.  Portfolio Investment Availability                          $

C.  Lower of:

        Borrowing Base (line A plus line B)                    $

                                                                            $

        Revolving Commitment                                   $

D.  Aggregate principal amount of all Revolving
    Loans outstanding                                          $

E.  LC Exposure                                                $

F.  Revolving Exposure (lines D + E)                                        $

G.  Excess Availability
    (line C minus line F, if positive number)                               $

H.  Mandatory prepayment
    (line C minus line F, if negative number)                               $

Officer's Certification:

Pursuant to the Credit Agreement dated as of January 7, 2000 (capitalized terms used herein shall have the meaning assigned to such terms in the Credit Agreement), the undersigned certifies that the information provided in this certificate to The Chase Manhattan Bank, as Administrative Agent, is accurate and complete based on the accounting records of iXL Enterprises, Inc.



---------------------------------            ------------------------------
Signature & Title                            Date
                  ---------------                 ---------

---------------
         (*) The Borrowing Base Certificate is to be accompanied by documentation outlined in Schedule 1 to Exhibit G.

                              iXL Enterprises, Inc.
                 Form of Monthly Borrowing Base Certificate(*)
                               For the Month Ended

                                                   Advance
                                                   Total                 Rate       Availability
Total billed A/R per invoice date
agings:                                                        (a)

Less ineligible billed A/R:
  Sole lawful and absolute title
  Unapplied cash
  Intercompany/affiliate/related party
  >90 days old/ >60 days past due
  50% cross age
  Deferred revenue
  Contra or offsetting payable
  Disputed accounts/chargebacks
  Insolvent account debtor
  Foreign
  Repurchase or return arrangements
    (e.g., bill and hold, consignment, etc.)
  Government
  Customer deposit/retainage
  No valid and perfected first
    priority security interest
  Credit reclass
  Concentration cap at 25%
  Other (to comply with terms of
    Credit Agreement)
Total ineligible billed A/R

Eligible Billed A/R                                75%

---------------
         (*) The Borrowing Base Certificate is to be accompanied by documentation outlined in Schedule 1 to Exhibit G.

         (a) Amount must agree to Total Company amount on Monthly Activity Report (page 3).

                              iXL Enterprises, Inc.
                  Form of Monthly Borrowing Base Certificate(*)
                       Monthly Billed A/R Activity Report
                              For the Month Ended

                Accounts Receivable
                  locations (b)
                                                                            Total Company
        Beginning billed A/R
+       Gross sales
-       Collections/cash receipts
-       Credits
-       Allowances
-       Discounts
-       Write-offs
+       Other debit adjustments
-       Other credit adjustments
=       Ending billed A/R                                                            (c)

---------------
         (*) The Borrowing Base Certificate is to be accompanied by documentation outlined in Schedule 1 to Exhibit G.

         (b) Rollforward must be prepared for each Accounts Receivable location, including Atlanta, Boston, Charlotte, Chicago, New York, Richmond, San Diego, Wakefield and Washington, D.C.

         (c) Amount must agree to total billed A/R on Borrowing Base Certificate (Page 1).

                                                         Schedule 1 to Exhibit G

                              iXL Enterprises, Inc.
                             Reporting Requirements

         The information detailed below is to be submitted for each office and location of iXL Enterprises, Inc. (including Atlanta, Boston, Charlotte, Chicago, New York, Richmond, San Diego, Wakefield and Washington, D.C.) on the 20th day following the end of each calendar month.

         1. Borrowing Base Certificate in the form of Exhibit G, including billed A/R rollforward per the Monthly Activity Report (Exhibit G, page 2).

         2. Supporting documentation and detailed schedules related to the calculation of ineligibles and reserves.

         3. Supporting documentation for the Monthly Activity Report (Exhibit G, page 2), as follows:

                  -        Total page of invoice (sales/billing) register

                  -        Total page of cash receipts journal

                  - Total page of credit and adjustments register (should include credit memos issued, write-offs, returns, discounts and other credit adjustments)

         4.       Billed A/R aging by customer for each Accounts Receivable
                  Subsidiary.

         5.       Reconciliation of billed A/R aging reports to general ledger.

         6. Analysis of deferred revenue for each Accounts Receivable Subsidiary by contract/project with comparison to the respective customer's aggregate billed A/R balance.

         7.       Accounts payable agings for each Accounts Receivable
                  Subsidiary.

         8. Contract profitability analysis for the ten largest projects (based on revenue) for each Accounts Receivable subsidiary. (Note: this analysis is required only for the subsidiaries for which it is available.)

         In addition, iXL Ventures, LP shall submit supporting documentation and detailed schedules setting forth the computation of Portfolio Investment Availability, including, for each Portfolio Investment, the number of shares owned, the current market value, if a trading market exists, and share price based on most recent third party private capital funding.

Submit to:

The Chase Manhattan Bank
             Collateral Agent Services Group
                    270 Park Avenue, 29th Floor
                    New York, NY 10017
                    Attention:  Rebeca Gontaryk, AT
                    Tel.:  212-270-6265
                    Fax:   212-270-7449